Exhibit 99.7

EXECUTION

THIS INSTRUMENT IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH, BY AND AMONG THE BORROWERS, THE LENDER AND SILICON VALLEY BANK, TO WHICH REFERENCE IS MADE FOR THE TERMS OF SUCH SUBORDINATION.

BRIDGE TERM NOTE

$1,500,000.00	November 30, 2022

FOR VALUE RECEIVED, the undersigned, MINIM, INC., a Delaware corporation (as successor by merger to Zoom Telephonics, Inc.) ("Minim"), and CADENCE CONNECTIVITY, INC., a Delaware corporation (formerly known as Zoom Connectivity, Inc.) (“Cadence”) (Minim and Cadence are hereinafter sometimes referred to collectively as the “Borrowers” and each singly as a “Borrower”), HEREBY JOINTLY AND SEVERALLY AND UNCONDITIONALLY PROMISE TO PAY TO THE ORDER OF SLINGSHOT CAPITAL, LLC, a Delaware limited liability company (the “Lender”) at the office of the Lender, located at 848 Elm Street, Suite 200, Manchester, New Hampshire 03110 (or at such other office as the Lender may hereby designate to the Borrowers in writing)  in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the provisions of a certain Bridge Loan Agreement, dated of even date herewith (as the same may be amended, restated, supplemented, extended or modified, from time to time, the “Loan Agreement”) by and among the Borrowers and the Lender.  The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount of Loans made by the Lender from time to time outstanding at the rates, and on the dates, specified in the Loan Agreement.

This Note (a) is subject to the provisions of the Loan Agreement and (b) is subject to prepayment in whole or in part as provided in the Loan Agreement.  All capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

The holder of this Note is authorized to endorse on the Schedule A annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent manifest error); provided, however, that the failure to make any such endorsement shall not affect the obligation of the Borrowers to repay Loans (with applicable interest) pursuant to the Loan Agreement.

This Note is secured as provided in the Loan Agreement and the other Loan Documents.  Reference is hereby made to the Loan Agreement and the other Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Lender and its successors, assigns, endorsees and transferees; provided, however, the Borrowers may not assign or transfer any of their liabilities or obligations under this Note, without the prior written consent of the Lender.

THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

THIS NOTE AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Note under their respective seals as of the date first written above.

BORROWER:

MINIM, INC.

By:	/s/ Mehul Patel
Mehul Patel
Chief Executive Officer

BORROWER:

CADENCE CONNECTIVITY, INC.

By:	/s/ Mehul Patel
Mehul Patel
Chief Executive Officer

[Bridge Term Note – Signature Page]

Schedule A
to Bridge Term Note

LOANS AND PREPAYMENTS

No.	Date	Amount of Loan	Amount of Principal Prepaid	Unpaid Principal Balance of Loans	Notation Made By
1.	11/30/22	$1,000,000.00